    As filed with the Securities and Exchange Commission on August 15, 1997

                                                      Registration No. 333-_____
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                             ---------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                             ---------------------

                           BELL ATLANTIC CORPORATION
              (Exact name of issuer as specified in its charter)

            Delaware                                     23-2259884
 (State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation of organization)

                          1095 Avenue of the Americas
                              New York, NY  10036
                                (212) 395-2121
                   (Address of principal executive offices)


             NYNEX CORPORATION SAVINGS PLAN FOR SALARIED EMPLOYEES
     NYNEX CORPORATION SAVINGS AND SECURITY PLAN (NON-SALARIED EMPLOYEES)
               BELL ATLANTIC SAVINGS PLAN FOR SALARIED EMPLOYEES
       BELL ATLANTIC SAVINGS AND SECURITY PLAN (NON-SALARIED EMPLOYEES)

                           (Full title of the plans)

                            P. Alan Bulliner, Esq.
                           Bell Atlantic Corporation
                          1095 Avenue of the Americas
                              New York, NY  10036
                    (Name and address of agent for service)

                                (212) 395-2121
         (Telephone number, including area code, of agent for service)

                            -----------------------
                                    Copy to:
                             James W. McKenzie, Jr.
                          Morgan, Lewis & Bockius LLP
                             2000 One Logan Square
                            Philadelphia, PA  19103
                                 (215) 963-4852

                            -----------------------

                        CALCULATION OF REGISTRATION FEE

=======================================================================================================================
    Title of securities        Number of         Proposed maximum       Proposed maximum
           to be             shares to be         offering price           aggregate                Amount of
        registered          registered (1)         per share (2)       offering price (2)      registration fee (3)
-----------------------------------------------------------------------------------------------------------------------
 Common Stock, par value       1,200,000             $75.03125             $90,037,500              $27,285.00
 $.10 per share
=======================================================================================================================

_______________

See footnotes on next page.

(1) This registration statement covers shares of Common Stock of Bell Atlantic Corporation which may be offered or sold pursuant to (a) the NYNEX Corporation Savings Plan for Salaried Employees, (b) the NYNEX Corporation Savings and Security Plan (Non-Salaried Employees), (c) the Bell Atlantic Savings Plan for Salaried Employees and (d) the Bell Atlantic Savings and Security Plan (Non-Salaried Employees). In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein. Pursuant to Rule 457(h)(2), no separate registration fee is required with respect to the interests in the plans. This registration statement also relates to an indeterminate number of shares of Common Stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416.

(2) Estimated pursuant to paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the registration fee, based upon the average of the reported high and low sales prices for a share of Common Stock on August 13, 1997, as reported on the New York Stock Exchange.

(3) Calculated pursuant to Section 6(b) of the Securities Act of 1933 as follows: proposed maximum aggregate offering price divided by 3,300.

================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The following documents, as filed by the Registrant with the Securities and Exchange Commission, are incorporated by reference in this Registration Statement and made a part hereof:

        (a) The Registrant's annual report for the fiscal year ended December 31, 1996 (Form 10-K), Commission File No. 1-8606, filed pursuant to
        Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act").

        (b) The Bell Atlantic Savings Plan for Salaried Employees and the Bell Atlantic Savings and Security Plan (Non-Salaried Employees) Annual Reports on Form 11-K for the fiscal year ended December 31, 1996.

        (c) The Registrant's Quarterly Reports (Form 10-Q) for the quarterly periods ended March 31, 1997 and June 30, 1997 filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

        (d) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

        (e) The description of the Registrant's Common Stock contained in the Registration Statement on Form S-4 (No. 333-11573), including all amendments and reports updating such description.

        All reports and other documents subsequently filed by the Registrant or the Plans (defined below) pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in any document, all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. The term "Plans" used herein means the NYNEX Corporation Savings Plan for Salaried Employees, the NYNEX Corporation Savings and Security Plan (Non-Salaried Employees), the Bell Atlantic Savings Plan for Salaried Employees and the Bell Atlantic Savings and Security Plan (Non-Salaried Employees).

Experts
-------

        The consolidated financial statements and financial statement schedule of Bell Atlantic Corporation and subsidiaries included in Bell Atlantic Corporation's 1996 Annual Report on Form 10-K have been audited by Coopers & Lybrand L.L.P., independent accountants, whose report, which includes an explanatory paragraph stating that Bell Atlantic Corporation changed its method of accounting for directory publishing revenues and expenses in 1996 and discontinued accounting for the operations of its telephone subsidiaries in accordance with Statement of Financial Accounting Standards No. 71, "Accounting for the Effects of Certain Types of Regulation," effective August 1, 1994, is incorporated herein by reference. These financial statements and financial statement schedule are incorporated herein in reliance upon the report of Coopers & Lybrand L.L.P.

        The financial statements of the Bell Atlantic Savings Plan for Salaried Employees as of December 31, 1996 and 1995 and the accompanying schedule of investments as of December 31, 1996, included in the Annual Report on Form 11-K filed as Exhibit 99a to Form 10-K of Bell Atlantic Corporation for the year ended December 31, 1996 and the financial statements of the Bell Atlantic Savings and Security Plan (Non-Salaried Employees) as of

December 31, 1996 and 1995 and the accompanying schedule of investments as of December 31, 1996, included in the Annual Report on Form 11-K filed as Exhibit 99b to Form 10-K of Bell Atlantic Corporation for the year ended December 31, 1996, have been audited by Coopers & Lybrand L.L.P., independent accountants, whose reports are incorporated herein by reference. These financial statements and accompanying schedules of investments are incorporated herein in reliance upon the reports of Coopers & Lybrand L.L.P.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        The validity of the Bell Atlantic Common Stock to be issued in connection with the Registration Statement will be passed upon by James R. Young, Esq., Executive Vice President and General Counsel of Bell Atlantic. Mr. Young beneficially owns 9,624 shares of Bell Atlantic Common Stock and has options to purchase 323,277 shares.

Item 6. Indemnification of Directors and Officers.

        Section 145 of the DGCL permits a corporation to indemnify any of its directors or officers who was or is a party or is threatened to be made a party to any third party proceeding by reason of the fact that such person is or was a director or officer of the corporation, against expenses (including attorney's fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe that such person's conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, the corporation is permitted to indemnify directors and officers against expenses (including attorney's fees) actually and reasonably incurred by them in connection with the defense or settlement of an action or suit if they acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors or officers are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

        Article 7 of the Amended Bell Atlantic Charter makes mandatory the indemnification expressly authorized under the DGCL, except that the Amended Bell Atlantic Charter only provides for indemnification in derivative actions, suits or proceedings by a director or officer if the initiation of such action, suit or proceeding was authorized by the Board of Directors.

        Pursuant to Section 7.8 of the Amended and Restated Agreement and Plan of Merger dated as of April 21, 1996 by and between NYNEX and Bell Atlantic, Bell Atlantic has agreed for a period of six years following the Effective Time to (a) cause NYNEX to maintain in effect the provisions regarding indemnification of officers and directors contained in the NYNEX Charter and Bylaws and the charters and bylaws of each of its subsidiaries or in director, officer or employee indemnification agreements of NYNEX and its subsidiaries,
(b) maintain in effect and cause NYNEX to maintain in effect current policies of directors' and officers' liability insurance and fiduciary liability insurance with respect to claims arising prior to the Effective Time, and (c) indemnify, and cause NYNEX to indemnify the directors and officers of Bell Atlantic and NYNEX respectively, to the fullest extent permitted under their respective charters and bylaws and applicable law. In addition, Bell Atlantic has agreed to unconditionally and irrevocably guarantee for the benefit of such directors, officers and employees the obligations of NYNEX under its indemnification arrangements.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

        The following is a list of exhibits filed as part of this Registration Statement.


Exhibit
Number                   Exhibit(1)
------                   -------
5             Opinion of James R. Young, Esq., Executive Vice President and
              General Counsel of Bell Atlantic.
23.1          Consent of Coopers & Lybrand L.L.P.
23.2          Consent of James R. Young (Included in Exhibit 5).
24            Powers of Attorney.

-----------------

        (1) In lieu of an opinion of counsel concerning compliance with the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and an Internal Revenue Service ("IRS") determination letter that the Plans are qualified under
              Section 401 of the Internal Revenue Code of 1986, as amended, the Registrant hereby undertakes to submit the Plans and any amendments thereto to the IRS in a timely manner and will make all changes required by the IRS in order to qualify the Plans.

Item 9. Undertakings.

        (a)   The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

              Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and each filing of the Plans' respective annual reports pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        The Registrant.  Pursuant to the requirements of the Securities Act of
        --------------
1933, as amended, the Registrant has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on August 15, 1997.

                                       BELL ATLANTIC CORPORATION



                                       By:      /s/ Mel Meskin
                                                --------------------------------
                                                Mel Meskin
                                                Vice President - Comptroller

        The Plans.  Pursuant to the requirements of the Securities Act of 1933,
        ---------
the Bell Atlantic Corporate Employees' Benefits Committee has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 15, 1997.

                                       NYNEX CORPORATION SAVINGS PLAN
                                       FOR SALARIED EMPLOYEES

                                       By:      BELL ATLANTIC CORPORATE
                                                EMPLOYEES' BENEFITS COMMITTEE


                                       By:      /s/ D. J. Sacco
                                                -------------------------------
                                                D.J. Sacco, Chairman


                                       NYNEX CORPORATION SAVINGS AND SECURITY
                                       PLAN (NON-SALARIED EMPLOYEES)

                                       By:      BELL ATLANTIC CORPORATE
                                                EMPLOYEES' BENEFITS COMMITTEE


                                       By:      /s/ D. J. Sacco
                                                -------------------------------
                                                D.J. Sacco, Chairman


                                       BELL ATLANTIC SAVINGS PLAN FOR
                                       SALARIED EMPLOYEES

                                       By:      BELL ATLANTIC CORPORATE
                                                EMPLOYEES' BENEFITS COMMITTEE


                                       By:      /s/ D. J. Sacco
                                                -------------------------------
                                                D.J. Sacco, Chairman

                                       BELL ATLANTIC SAVINGS AND SECURITY PLAN
                                       (NON-SALARIED EMPLOYEES)

                                       By:      BELL ATLANTIC CORPORATE
                                                EMPLOYEES' BENEFITS COMMITTEE


                                       By:      /s/ D. J. Sacco
                                                -------------------------------
                                                D.J. Sacco, Chairman

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


              Signature                             Title                        Date
              ---------                             -----                        ----

                  *                     Director, President and Chief       August 15,1997
-------------------------------------   Executive Officer - Network
Lawrence T. Babbio, Jr.                 Group


                  *                     Director                            August 15, 1997
-------------------------------------
Richard L. Carrion


                  *                     Director, President and Chief       August 15, 1997
-------------------------------------   Executive Officer-Telecom
James G. Cullen                         Group


                                        Director                            August __, 1997
-------------------------------------
Lodewijk J.R. de Vink


                  *                     Director                            August 15, 1997
-------------------------------------
James H. Gilliam, Jr.


                  *                     Director                            August 15, 1997
-------------------------------------
Stanley P. Goldstein


                  *                     Director                            August 15, 1997
-------------------------------------
Helene L. Kaplan


                  *                     Director                            August 15, 1997
-------------------------------------
Thomas H. Kean


                  *                     Director                            August 15, 1997
-------------------------------------
Elizabeth T. Kennan


                  *                     Director                            August 15, 1997
-------------------------------------
John F. Maypole


                  *                     Director                            August 15, 1997
-------------------------------------
Joseph Neubauer


                  *                     Director                            August 15, 1997
-------------------------------------
Thomas H. O'Brien



              Signature                            Title                         Date
              ---------                            -----                         ----

                  *                     Director                            August 15, 1997
------------------------------------
Eckhard Pfeiffer


                  *                     Director                            August 15, 1997
------------------------------------
Hugh B. Price


                  *                     Director                            August 15, 1997
------------------------------------
Rozanne L. Ridgway


                  *                     Director and Senior Executive       August 15, 1997
------------------------------------    Vice President and Chief
Frederic V. Salerno                     Financial Officer/Strategy and
                                        Business Development (principal
                                        financial officer)


                  *                     Director, Vice Chairman,            August 15, 1997
-------------------------------------   President and Chief Operating
Ivan G. Seidenberg                      Officer


                  *                     Director                            August 15, 1997
-------------------------------------
Walter V. Shipley


                  *                     Director, Chairman and Chief        August 15, 1997
-------------------------------------   Executive Officer (principal
Raymond W. Smith                        executive officer)


                  *                     Director                            August 15, 1997
-------------------------------------
John R. Stafford


                  *                     Director, Executive Vice            August 15, 1997
-------------------------------------   President-External Affairs and
Morrison DeS. Webb                      Corporate Communications


                  *                     Director                            August 15, 1997
-------------------------------------
Shirley Young


/s/ Mel Meskin                          Vice President-Comptroller          August 15, 1997
-------------------------------------   (controller)
Mel Meskin


*By:   /s/ Mel Meskin                                                       August 15, 1997
       --------------------------------------------
       Mel Meskin
       Attorney-in-fact


                                 Exhibit Index
                                 -------------

5       Opinion of James R. Young, Esq., Executive Vice President and General
        Counsel of Bell Atlantic.

23.1    Consent of Coopers & Lybrand L.L.P.

23.2    Consent of James R. Young (Included in Exhibit 5).

24      Powers of Attorney.